                                                                 EXHIBIT 2(K)(1)

                                                                    May 31, 2000

Ms. Mary Mullin
Morgan Stanley Dean Witter
1221 Avenue of the Americas, 22nd Floor
New York, NY  10020

                              RE: THE TURKISH FUND

Dear Ms. Mullin:

      This will confirm our agreement whereby American Stock Transfer & Trust
Company will provide The Turkish Fund with complete Registrar and Transfer Agent services for a flat monthly fee of $1,000.00. This fee covers all services you require including UNLIMITED transfers, reports and mailings to shareholders. THE
ONLY OTHER FEES WILL BE FOR OUT-OF-POCKET EXPENSES SUCH AS POSTAGE AND
STATIONERY FOR MAILINGS TO ALL YOUR SHAREHOLDERS. We guarantee this rate for a period of three years.

      The following services are included in our flat monthly fee:

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CERTIFICATES
-----------------------------------------

   o  Issuing and registering all stock certificates.

   o  Issuing stock options through the DWAC system. Optionees' accounts at brokerage houses are credited the same day that instructions are received.

   o  Processing legal transfers and transactions requiring special handling.

   o  Mailing certificates to shareholders as a result of transfers.

   o  Providing e-mail access for the same day issuance of stock options.

   o  Providing DAILY REPORTS of processed transfers.

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ACCOUNT MAINTENANCE
-----------------------------------------

   o  Opening new accounts, consolidating and closing shareholder accounts.

   o  Maintaining all shareholder accounts.

   o  Processing address changes.

   o  Placing, maintaining and removing stop transfers.

   o  Posting all debit and credit certificate transactions.

   o  Social Security solicitation.

   o  Providing a general 800 number for shareholder inquiries.

   o  Handling shareholder and broker inquiries, including correspondence through the Internet.

   o  Responding to requests for audit confirmations.

Ms: Mary Mullin
Re: THE TURKISH FUND

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CASH DISTRIBUTION PAYMENTS
-----------------------------------------

   o  Preparing and mailing checks to shareholders.

   o  Inserting all required enclosures.

   o  ACH/Direct Deposit services.

   o  Issuing replacement checks.

   o  Furnishing dividend information to shareholders.

   o  Maintaining Postal return items.

   o  Reconciling checks.

   o  Providing check registers to company.

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DIVIDEND REINVESTMENT PLAN ADMINISTRATION
-----------------------------------------

   o  Opening and maintaining participant accounts.

   o  Acknowledging and processing reinvestment and optional cash payments.

   o  Prepare and mailing quarterly dividend reinvestment statements.

   o  Corresponding with plan participants.

   o  Process withdrawal and redemption requests.

   o  Mailing proceeds to plan participants liquidating or terminating the plan.

   o  Mailing year-end tax information to plan participants and the IRS.

   o  Providing periodic investment reports to the company.

-----------------------------------------
ANNUAL SHAREHOLDER MEETING
-----------------------------------------

   o  Soliciting proxy votes for routine meetings.

   o  Printing shareholders' names on proxy cards.

   o  Mailing material to shareholders.

   o  Printing reports to shareholders and OCR scannable proxy cards in-house.

   o  Receiving remote electronic transmissions from ADP/IECA.

   o  Transmitting daily proxy tabulation reports to the company via facsimile or telephone.

   o  Verifying broker bills.

   o  Attend and act as Inspector of Election.

-----------------------------------------
PROXY DISTRIBUTION AND TALLYING
-----------------------------------------

   o  Contacting brokers and nominees for votes before annual meetings.

   o  Tabulating proxies.

   o  Preparing Proxy Tabulation Reports.

                                      - 2 -

Ms: Mary Mullin
Re: THE TURKISH FUND

   o  Providing final report on voting to the company.

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LISTS AND MAILINGS
----------------------------------------

   o  Addressing and mailing quarterly, semi-annual and annual reports.

   o  Enclosing MULTIPLE PROXY CARDS to same household IN ONE ENVELOPE.

   o  Monitoring and suppressing undeliverable mail until correct address is located.

   o  Furnishing UNLIMITED shareholder lists, in any sequence.

   o  Providing geographical detail reports of all stocks issued and surrendered over a specific period.

   o  Providing UNLIMITED sets of mailing labels.

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REMOTE ACCESS
----------------------------------------

      This service gives you the ability to directly access your shareholder database. The following options are available:

   o  Shareholder addresses, correspondence and maintenance.

   o  Certificate information.

   o  Proxy tabulation.

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TAX FORMS
----------------------------------------

   o  Mailing year-end 1099 forms to shareholders and 1042 forms for non-residents.

   o  Furnishing year-end 1099 forms to shareholders.

   o  Replacing lost 1099 forms to shareholders.

   o  Escheatment reports furnished to various state agencies.

                                      - 3 -

Ms: Mary Mullin
Re: THE TURKISH FUND

      All certificate issuances, reports, mailings, labels, transfers and transactions, described above will be provided to you and your shareholders on an UNLIMITED BASIS.

      This Agreement and the duties, obligations and services to be provided herein, may not be assigned or otherwise transferred without the prior written consent of the Fund.

      Termination of this Agreement may be made with thirty day's written notice by either party. The Fund will pay for all services rendered through the date of termination.

      This Agreement shall be construed in accordance with the laws of the State of New York.

      If the above meets with your approval, please sign below. Retain one copy for your files and return one signed copy to us.

                                        Very truly yours,

                                        AMERICAN STOCK TRANSFER & TRUST
                                            COMPANY

                                        By: /s/ Michael Karfunkel
                                            ------------------------------------
                                            Name:  Michael Karfunkel
                                            Title: President

AGREES TO AND ACCEPTED THIS
20TH DAY OF JUNE, 2000.

THE TURKISH FUND

By: /s/ Harold J. Schaaf, Jr.
    ------------------------------------
    Name:  Harold J. Schaaf, Jr.
    Title: President

                                      - 4 -